Exhibit 99.1

PRESS RELEASE

O-I Glass to Build New Glass Plant in Bowling Green, KY

●	Follows strong consumer trend towards sustainable packaging

●	Latest innovation in hi-tech and sustainable glass manufacturing

●	First purposely-built MAGMA facility at O-I

●	Aligns with expansion plan for profitable growth

●	Up to $240 million investment in multiple expansion waves over time; approximately 140 new jobs expected to be created

PERRYSBURG, Ohio, July 28, 2022 (GLOBE NEWSWIRE) — O-I Glass, Inc. (NYSE: OI) will build a new greenfield glass plant in Bowling Green, KY. In line with strong consumer trends towards healthy, recyclable, and sustainable food and beverage packaging, the company is adding capacity to support its customers with brand-building premium glass containers. The company plans to invest up to $240 million in multiple expansion waves over time and create approximately 140 new jobs in the region.

The new plant will be the first facility purposely-built for O-I’s revolutionary MAGMA technology that is set to redefine the glass production process for the future. MAGMA is expected to further enhance O-I’s capabilities to support multiple product categories and expand in today’s highly differentiated product segments.

The production facility is also expected to set new standards in sustainable glass manufacturing. Using renewable electricity, gas-oxy fuel, and other innovative solutions, it will significantly advance O-I’s sustainability roadmap and make glass an even more compelling choice for consumers, customers, and the environment.

“O-I is determined to be the most innovative, sustainable and chosen supplier of brand-building packaging solutions,” said Andres Lopez, CEO of O-I Glass. “The new plant is an important milestone as we continue the pursuit of our expansion plan in the US and globally, building a bright future for the company and its stakeholders. Glass is more relevant than ever, and we are proud to support our customers with innovative solutions.”

“We continue to target new employers for the commonwealth that are focused on longevity, sustainability and creating quality jobs for Kentuckians,” Gov. Andy Beshear said. “O-I Glass is a company that meets all of that criteria and more. This new facility in Warren County will create great job opportunities for our residents and bring innovative new technology to Kentucky’s manufacturing sector. Thank you to the leaders at O-I Glass for selecting the commonwealth for this significant investment. I look forward to a long, successful partnership between the company and our state.”

O-I Glass, Inc.	o-i.com

“O-I has a reputation for excellence that has led to jobs for over 24,000 employees in 19 different countries. We are thrilled that they have chosen to grow and invest in Bowling Green,” said Bowling Green Mayor, Todd Alcott.

The new facility is earmarked to serve the Premium Spirits category. The proximity to key customers in Bourbon country will reduce logistics and further enhance O-I’s customer service, flexibility, and sustainability. Start of the first production line is expected mid-year 2024 followed by up to two more production lines to serve the growing market and continued development of MAGMA. O-I Glass news releases are available on the O-I Glass website at www.o-i.com.

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About O-I Glass

At O-I Glass, Inc. (NYSE: OI), we love glass and we’re proud to be one of the leading producers of glass bottles and jars around the globe. Glass is not only beautiful, it’s also pure and completely recyclable, making it the most sustainable rigid packaging material. Headquartered in Perrysburg, Ohio (USA), O-I is the preferred partner for many of the world’s leading food and beverage brands. We innovate in line with customers’ needs to create iconic packaging that builds brands around the world. Led by our diverse team of more than 24,000 people across 70 plants in 19 countries, O-I achieved net sales of $6.4 billion in 2021. Learn more about us: o-i.com / Facebook / Twitter / Instagram / LinkedIn. The company routinely posts important information on its website – www.o-i.com/investors.

Forward-Looking Statements

This press release contains “forward-looking” statements related to O-I Glass, Inc. (“O-I” or the “company”) within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements reflect the company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “achieve,” “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the impact of the COVID-19 pandemic and the various governmental, industry and consumer actions related thereto, (2) the company’s ability to obtain the benefits it anticipates from the Corporate Modernization, (3) the company’s ability to manage its cost structure, including its success in implementing restructuring or other plans aimed at improving the company’s operating efficiency and working capital management, and achieving cost savings, (4) the company’s ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions, (5) the company’s ability to achieve its strategic plan, (6) the company’s ability to improve its glass melting technology, known as the MAGMA program, and implement it within the timeframe expected, (7) foreign currency fluctuations relative to the U.S. dollar, (8) changes in capital availability or cost, including interest rate fluctuations and the ability of the company to refinance debt on favorable terms, (9) the general political, economic and competitive conditions in markets and countries where the company has operations, including uncertainties related to economic and social conditions, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates and laws, war, civil disturbance or acts of terrorism, natural disasters, and weather, (10) the company’s ability to generate sufficient future cash flows to ensure the company’s goodwill is not impaired, (11) consumer preferences for alternative forms of packaging, (12) cost and availability of raw materials, labor, energy and transportation (including impacts related to the current conflict between Russia and Ukraine), (13) consolidation among competitors and customers, (14) unanticipated expenditures with respect to data privacy, environmental, safety and health laws, (15) unanticipated operational disruptions, including higher capital spending, (16) the company’s ability to further develop its sales, marketing and product development capabilities, (17) the failure of the company’s joint venture partners to meet their obligations or commit additional capital to the joint venture, (18) the ability of the company and the third parties on which it relies for information technology system support to prevent and detect security breaches related to cybersecurity and data privacy, (19) changes in U.S. trade policies, (20) risks related to recycling and recycled content laws and regulations, (21) risks related to climate-change and air emissions, including related laws or regulations and the other risk factors discussed in the company's filings with the Securities and Exchange Commission.

O-I Glass, Inc.	o-i.com

It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by the company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the company continually reviews trends and uncertainties affecting the company’s results or operations and financial condition, the company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document.

contact:

Stefan Weinmann
Director of Corporate Communications

Stefan.Weinmann@o-i.com

+41786550010

James Woods

PR Lead

James.Woods@o-i.com

724-732-5748

O-I Glass, Inc.	o-i.com